Exhibit 99.2

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Announces Proposed Private Offering of Senior Notes
by GCP Applied Technologies Inc.

COLUMBIA, MD. - Jan. 12, 2016 - W. R. Grace & Co. (NYSE: GRA) announced today that GCP Applied Technologies Inc. (the “Issuer”), an indirect wholly owned subsidiary of Grace, intends, subject to market and other customary conditions, to offer $525.0 million aggregate principal amount of senior notes due 2023 (the “Notes”). The Notes will be fully and unconditionally guaranteed by certain of the Issuer’s existing and future domestic subsidiaries. The Notes and the related guarantees will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Notes are being issued in connection with the Issuer’s proposed spin-off from Grace, pursuant to which the Issuer will be separated into an independent publicly traded company from Grace, possessing the business, assets, and liabilities associated with the Grace Construction Products segment and the Darex Packaging Technologies business of Grace (the “Spin-Off”). The Issuer expects to use the proceeds from the offering (i) to fund a distribution to W. R. Grace & Co.-Conn., a direct subsidiary of Grace, in an amount of $500.0 million, (ii) to pay fees and expenses related to the Spin-Off, the financings, and the other related transactions, and (iii) for general corporate purposes.

The Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

There is no assurance that the Notes will be issued or upon what terms. This news release is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to any securities.

In connection with the Spin-Off, the Issuer also expects to enter into a new credit facility which will consist of $275.0 million of term loans to be drawn at closing, and $250.0 million of revolving loans, none of which are expected to be drawn at closing. The Issuer expects to use the proceeds of the term loans (i) to fund a distribution to Grace in an amount of $250.0 million, (ii) to pay fees and expenses related to the Spin-Off, the financings, and the other related transactions and (iii) for general corporate purposes. The total distribution to Grace and Grace-Conn is expected to be $750 million.

About GCP Applied Technologies Inc.

Through applied knowledge and service excellence, GCP Applied Technologies provides premier specialty construction chemicals and specialty building materials for many of the world’s most renowned structures, and packaging technologies for the best-known consumer brands. GCP Applied Technologies Inc. is a Delaware corporation formed in 2015, as an indirect wholly owned subsidiary of Grace. Following completion of the Spin-Off, the Issuer will be a separate and independent publicly traded corporation.

About Grace

Grace is a leading global supplier of catalysts; engineered and packaging materials; and specialty construction chemicals and building materials. The company’s three industry-leading business segments-Grace Catalysts Technologies, Grace Materials Technologies, and Grace Construction Products-provide innovative products, technologies, and services that enhance the products and processes of our customer partners in over 155 countries

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Exhibit 99.2

around the world. Grace employs approximately 6,500 people in over 40 countries and had 2014 net sales of approximately $3.2 billion.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; uncertainties that may delay or negatively impact the separation transaction or cause the separation transaction to not occur at all; uncertainties related to the company’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel during the period leading up to and following the separation transaction; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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